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                                                                   Exhibit 23(a)



                    Report of Independent Public Accountants

As independent public accounts, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 24, 1997 included in Washington Real Estate Investment Trust's Form 10-K for the year ended December 31, 1996 and to all references to our firm in this registration statement.


ARTHUR ANDERSEN LLP


Washington, DC
March 6, 1997